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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                       DONALDSON, LUFKIN & JENRETTE, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                    13-1898818
(STATE OF INCORPORATION OR ORGANIZATION)               (I.R.S. EMPLOYER
                                                      IDENTIFICATION NO.)

            277 PARK AVENUE
          NEW YORK, NEW YORK                              10172
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to
General Instruction A(c)(2) please check the following box.    [ ]



                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(B) OF THE ACT:

            TITLE OF EACH CLASS                 Name of Each Exchange on Which
            TO BE SO REGISTERED                 Each Class is to be Registered
            -------------------                 ------------------------------
Fixed/Adjustable Rate Cumulative Preferred         New York Stock Exchange
Stock, Series A, par value $0.01 per share





                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(G) OF THE ACT:

                                      None
                                (TITLE OF CLASS)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      For a full description of the fixed/adjustable rate cumulative preferred stock, Series A (the "Series A Preferred Stock") being registered hereby, reference is made to the information contained under the heading "Description of Capital Stock" contained in the prospectus dated February 6, 1996 included in the Registrant's Registration Statement on Form S-3, as amended (Registration No. 33- 80771) and the information contained under the heading "Description of Series A Preferred Stock" in the prospectus supplement relating to the Series A Preferred Stock to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus Supplement are incorporated herein by reference.


ITEM 2.  EXHIBITS

     The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part I to the Instructions as to Exhibits on Form 8-A have been duly filed with the New York Stock Exchange:

     1. Prospectus dated February 6, 1996, included in the Registrant's Registration Statement on Form S-3, as amended (Registration No. 33-80771) as filed with the Commission on December 22, 1995 and hereby incorporated by reference.

     2. Form of Certificate of Designation with respect to the Series A Preferred Stock.




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                                   SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            DONALDSON, LUFKIN & JENRETTE, INC.



Date: November 19, 1996                     By: /s/ Thomas E. Siegler
                                                ---------------------
                                                 Name:  Thomas E. Siegler
                                                 Title: Senior Vice President






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